Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY INVECTURE GROUP, S.A. DE C.V. TO PURCHASE, ON AND SUBJECT TO THE TERMS OF THE OFFER, ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF KIMBER RESOURCES INC.

NOTICE OF GUARANTEED DELIVERY

for deposit of common shares of

KIMBER RESOURCES INC.

under the offer dated October 10, 2013 made by

INVECTURE GROUP, S.A. de C.V.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT (A) YOUR COMMON SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE, (B) YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR COMMON SHARES ON A TIMELY BASIS, OR (C) YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON NOVEMBER 15, 2013 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED OR WITHDRAWN IN ACCORDANCE WITH ITS TERMS.

This Notice of Guaranteed Delivery may be used to accept the offer dated October 10, 2013 (the “Offer”) made by Invecture Group, S.A. de C.V. (the “Offeror”), to purchase, on and subject to the terms of the Offer, all of the issued and outstanding common shares (“Common Shares”) of Kimber Resources Inc. (“Kimber”), other than any Common Shares owned directly or indirectly by the Offeror and its affiliates, including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the conversion, exchange or exercise of Kimber Convertible Securities, at a price of Cdn.$0.15 in cash per Common Share.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Certain capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Glossary to the Offer have the respective meanings ascribed thereto in the Glossary. All references to “Cdn. $” and “$” and “dollars” in this Notice of Guaranteed Delivery are to Canadian dollars, except where otherwise indicated.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and: (a) the certificate(s) representing such Common Shares is (are) not immediately available, (b) the Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis, or (c) the certificates and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares, may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)	a properly completed and executed Notice of Guaranteed Delivery, or a manually executed facsimile hereof, including the guarantee of delivery by an Eligible Institution in the form set out below, is received by the Depositary at its office in Toronto, Ontario, Canada specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)	the certificate(s) representing all deposited Common Shares, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited Common Shares and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

This Notice of Guaranteed Delivery must be delivered by mail, hand or courier or transmitted by facsimile transmission to the Depositary at its office in Toronto, Ontario, Canada specified in this Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Common Shares and all other required documents to any office other than the Toronto, Ontario, Canada office of the Depositary specified in the Letter of Transmittal does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and/or in the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Common Shares taken up by the Offeror under the Offer will be made only after timely receipt by the Depositary of (a) certificate(s) representing the Common Shares (or, in the case of a book-entry transfer to the Depositary, a Book-Entry Confirmation for the Common Shares), (b) a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required) or, in the case of Common Shares deposited using the procedures for book-entry transfer established by DTC, an Agent’s Message in lieu of a Letter of Transmittal, and (c) all other required documents, prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary by reason of delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer, and that the consideration for the Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Common Shares delivered to the Depositary prior to the Expiry Time, even if the certificate(s) representing all of the deposited Common Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Common Shares is not made until after the take up and payment for the Common Shares under the Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Shareholders should contact the Depositary for assistance in accepting the Offer and in depositing Common Shares with the Depositary. Contact details for the Depositary are provided on the last page of this Notice of Guaranteed Delivery. Shareholders whose Common Shares are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should immediately contact that nominee for assistance concerning the Offer.

TO:	INVECTURE GROUP, S.A. de C.V.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail	By Registered Mail or Hand Delivery or Courier	By Facsimile

P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 8th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions	(905) 771-4082

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY MAIL, HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO, CANADA SPECIFIED ON THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING THIS NOTICE OF GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO, CANADA WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, on the terms and subject to the conditions set forth in the Offer and the Circular, receipt of which is hereby acknowledged, the Common Shares pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

COMMON SHARES (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

TOTAL:

*	Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code/Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Common Shares deposited hereby, in proper form for transfer together with delivery of a properly completed and executed Letter of Transmittal or a manually executed facsimile copy thereof with any required signature guarantee (or, in the case of a book-entry transfer of Common Shares, a Book-Entry Confirmation with respect to all Common Shares deposited hereby and, in the case of DTC accounts, a properly completed and executed Letter of Transmittal with any required signature guarantees or a manually executed facsimile thereof, or an Agent’s Message in lieu of a Letter of Transmittal), and all other documents required by the Letter of Transmittal all prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal/Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail	By Registered Mail or Hand Delivery or Courier	By Facsimile

P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 8th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions	(905) 771-4082

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-Mail: corporateactions@computershare.com